UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2021

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2021, PolarityTE, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchaser named therein (the “Purchaser”), pursuant to which the Company agreed to issue and sell, in a previously disclosed registered direct offering (the “Offering”), 6,670,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), pre-funded warrants to purchase up to 2,420,910 shares of Common Stock (the “Pre-Funded Warrants”) and accompanying common warrants to purchase up to 9,090,910 shares of Common Stock (the “Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”). Each Share and Pre-Funded Warrant was sold together with a Warrant. The combined offering price of each Share and accompanying Warrant was $1.100 and for each Pre-Funded Warrant and accompanying Warrant was $1.099.

Each Warrant is exercisable for one share of the Company’s Common Stock at an exercise price of $1.200 per share. The Warrants are immediately exercisable and will expire five years from the date of issuance. The exercise price of each Pre-Funded Warrant is $0.001 per share. Each Pre-Funded Warrant is exercisable for one share of our Common Stock. Subject to the ownership limits described in the following paragraph, the Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99% upon 61 days’ notice to the Company.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. The closing of the Offering occurred on January 14, 2021. Furthermore, the Pre-Funded Warrant was exercised, and 2,420,910 common shares issued to the Purchaser on January 14, 2021. The Company received gross proceeds of approximately $10.0 million in connection with the Offering, before deducting placement agent fees and related offering expenses. A copy of the press release announcing the completion of the Offering is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

As previously disclosed, the Company engaged H.C. Wainwright & Co., LLC as placement agent (the “Placement Agent”) in connection with the Offering pursuant to a letter agreement, dated November 6, 2020, as amended on December 16, 2020 (the “Engagement Letter”). The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Offering. The Company also agreed to pay the Placement Agent $35,000 for non-accountable expenses, to reimburse the Placement Agent’s legal fees and other out-of-pocket expenses in an amount up to $50,000, and to pay up to $12,900 for closing costs.

The Company also issued to designees of the Placement Agent warrants (the “Placement Agent Warrants”) to purchase up to 6.0% of the aggregate number of Shares and Pre-Funded Warrants sold in the Offering (or warrants to purchase up to 545,455 shares of Common Stock). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to 125% of the purchase price per share (or $1.375 per share) and a term of five-years from the commencement of the sales of the Offering. The Company also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in the Offering, with respect to any public or private offering or other financing or capital-raising transaction to the extent that such financing or capital is provided to the Company by investors whom the Placement Agent had back and forth correspondence during the term of its engagement or introduced to the Company during the term of its engagement in connection with the Offering, during the six-month period following the expiration or termination of the Engagement Letter.

The foregoing descriptions of the Purchase Agreement, the Warrants, the Pre-Funded Warrants and the Placement Agent Warrants are not complete and are qualified in their entirety by reference to the forms of such documents, copies of which are filed as Exhibits 10.1, 4.1, 4.2 and 4.3 to this report, respectively, and are incorporated by reference herein.

The Securities in the Offering and the Placement Agent Warrants were offered pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), dated January 11, 2021, and an accompanying prospectus dated February 22, 2019, pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-229584) that has been filed with and declared effective by the Commission. A copy of the opinion of King & Spalding LLP relating to the legality of the issuance and sale of the Securities in the Offering is attached as Exhibit 5.1 to this report.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Series A Common Stock Purchase Warrant
4.2	Form of Series B Pre-Funded Common Stock Purchase Warrant
4.3	Form of Placement Agent Common Stock Purchase Warrant
5.1	Opinion of King & Spalding LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of King & Spalding LLP (included in Exhibit 5.1)
99.1	Press Release, dated January 14, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: January 14, 2021	/s/ Jacob Patterson
Jacob Patterson
Interim Chief Financial Officer